     As filed with the Securities and Exchange Commission on April 8, 1997
                                              Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933

                            VIVID TECHNOLOGIES, INC.
  --------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

             DELAWARE                                     04-3054475
             --------                                     ----------
    (State or Other Jurisdiction of                    (I.R.S. Employer
    Incorporation or Organization)                  Identification Number)

                 10E COMMERCE WAY, WOBURN, MASSACHUSETTS 01801
                 ---------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)


                            VIVID TECHNOLOGIES, INC.
                       1989 COMBINATION STOCK OPTION PLAN
                            VIVID TECHNOLOGIES, INC.
                  1996 NONEMPLOYEE DIRECTORS STOCK OPTION PLAN
                            VIVID TECHNOLOGIES, INC.
                           1996 EQUITY INCENTIVE PLAN
                           --------------------------
                            (Full Title of the Plan)

           S. DAVID ELLENBOGEN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            VIVID TECHNOLOGIES, INC.
                                10E COMMERCE WAY
                          WOBURN, MASSACHUSETTS 01801
                          ---------------------------
                    (Name and Address of Agent For Service)

                                 (617) 938-7800
                                 --------------
         (Telephone Number, Including Area Code, of Agent For Service)


                        CALCULATION OF REGISTRATION FEE
================================================================================
Title of                            Proposed            Proposed
Securities          Amount           Maximum             Maximum        Amount of
to be                to be       Offering Price     Aggregate Offer-    Registra-
Registered       Registered(1)    Per Share(2)        ing Price(2)      tion fee
---------------  -------------  -----------------  -------------------  ---------

Common Stock,     1,806,080(3)         $15.375          $27,768,480     $8,414.69
$.01 par         shares
value

================================================================================

(1) Consists of (1) 931,080 shares reserved for issuance under the Vivid Technologies, Inc. 1989 Combination Stock Option Plan, which amount represents shares reserved for issuance under issued and outstanding options and options available for issuance under such plan, (ii) 125,000 shares reserved for issuance under the Vivid Technologies, Inc. 1996 Nonemployee Directors Stock Option Plan, and (iii) 750,000 shares reserved for issuance under the Vivid Technologies, Inc. 1996 Equity Incentive Plan.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, on the basis of the average high and low prices for the Registrant's Common Stock on the National Association of Securities Dealers National Market System on April 4, 1997.

(3) Such presently indeterminable number of additional shares of Common Stock are registered hereunder as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, stock combination, or other similar changes in the Common Stock.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.
         -----------------------------------------------

     The following documents are hereby incorporated by reference into this Registration Statement:

     (a) The Registrant's Registration Statement on Form S-1 (File No. 333-14311) filed under Section 424(b) of the Securities Act of 1933, as amended (the "1933 Act");

     (a) The Registrant's Quarterly Report on Form 10-Q for the three months ended December 31, 1996;

     (b) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 0-28946) filed under the 1934 Act including any amendment or report filed for the purpose of updating such description;

     (a) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-1 (File No. 333-14311) filed under the 1933 Act.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which reregisters all securities then remaining unsold, shall be deemed hereby incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.
         -------------------------

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

     The validity of the securities offered hereby has been passed upon for the Registrant by Messrs. Brown, Rudnick, Freed & Gesmer, One Financial Center, Boston, Massachusetts 02111. A member of Brown, Rudnick, Freed & Gesmer, counsel to the Company, is Secretary of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

     Article Ninth of the Registrant's Certificate of Incorporation eliminates the personal liability of directors of the Registrant or its stockholders for monetary damages for breach of fiduciary duty to the full extent permitted by Delaware law. Article VII of the Registrant's Bylaws provides that the Registrant may indemnify its officers and directors to the full extent permitted by the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify directors, officers, employees and agents of a corporation if such party acted in good faith in a manner he believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, as determined in accordance with the Delaware General Corporation Law. Section 145 further provides that indemnification shall be provided if the party in question is successful on the merits or otherwise in any proceeding or action.

     The Registrant has entered into indemnification agreements with each of its present directors. The Company may also enter into similar agreements with certain of the Company's officers who are not also directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification of directors and officers. In addition, the Registrant maintains insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her in any such capacity, subject to certain exceptions.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

     Not applicable.

ITEM 8.  EXHIBITS.
         --------

     4.1 Restated Certificate of Incorporation of the Registrant - Filed as Exhibit 3.03 to the Registrant's Registration Statement on Form S-1 (File No. 333-14311) (the "S-1 Registration Statement").*

     4.2 Bylaws of the Registrant - Filed as Exhibit 3.02 to the Registrant's S-1 Registration Statement.*

     4.3 Specimen Certificate of Common Stock - Filed as Exhibit 4.01 to the Registrant's S-1 Registration Statement.*

     5.1     Legal Opinion of Brown, Rudnick, Freed & Gesmer.

     23.1    Consent of Arthur Andersen LLP.

     23.2 Consent of Brown, Rudnick, Freed & Gesmer is included in their legal opinion filed as Exhibit 5.1 hereof.

     24      Power of Attorney (set forth on page II-4).

     99.1    Registrant's 1989 Combination Stock Option Plan - Filed as Exhibit
             10.06 to the Registrant's S-1 Registration Statement.*

     99.2    Registrant's 1996 Nonemployee Director Stock Option Plan - Filed as
             Exhibit 10.07 to the Registrant's S-1 Registration Statement*.

     99.3 Registrant's 1996 Equity Incentive Plan -Filed as Exhibit 10.08 to the Registrant's S-1 Registration Statement.*

* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the 1933 Act, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

ITEM 9.  UNDERTAKINGS.
         ------------

   (a)  The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Woburn, Commonwealth of Massachusetts, on the 3rd day of April, 1997.

                               VIVID TECHNOLOGIES, INC.

                               By: /s/ Stephen A. Reber
                                   --------------------
                                   Stephen A. Reber
                                   President

                               POWER OF ATTORNEY


    KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints S. David Ellenbogen and William J. Frain and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                         Title                       Date
---------                         -----                       ----


/s/ S. David Ellenbogen       Director and Principal       April 3, 1997
--------------------------    Executive Officer
    S. David Ellenbogen

/s/ William J. Frain          Principal Financial and      April 3, 1997
--------------------------    Accounting Officer
    William J. Frain

/s/ Jay A. Stein              Director                     April 3, 1997
--------------------------
    Jay A. Stein

/s/ L. Paul Bremer III        Director                     April 3, 1997
--------------------------
    L. Paul Bremer III

/s/ Frank Kenny               Director                     April 3, 1997
--------------------------
    Frank Kenny

/s/ Glenn P. Muir             Director                     April 3, 1997
-------------------------
    Glenn P. Muir

/s/ Gerald Segel              Director                     April 3, 1997
-------------------------
    Gerald Segel

                               INDEX TO EXHIBITS

EXHIBIT                                                                                      SEQUENTIAL
 NUMBER                                                                                      PAGE NUMBER
-------                                                                                      -----------



4.1                          Restated Certificate of Incorporation of the
                             Registrant - Filed as Exhibit 3.03 to the
                             Registrant's Registration Statement on Form S-1
                             (File No. 333-14311) (the "S-1 Registration
                             Statement").*

4.2 Bylaws of the Registrant - Filed as Exhibit 3.02 to the Registrant's S-1 Registration Statement.*

4.3                          Specimen Certificate of Common Stock - Filed as
                             Exhibit 4.01 to the Registrant's S-1 Registration
                             Statement.*

5.1                          Legal Opinion of Brown, Rudnick, Freed & Gesmer.

23.1                         Consent of Arthur Andersen LLP.

23.2 Consent of Brown, Rudnick, Freed & Gesmer is included in their legal opinion filed as Exhibit
                             5.1 hereof.

24.                          Power of Attorney (set forth on page II-4).

99.1                         Registrant's 1989 Combination Stock Option Plan -
                             Filed as Exhibit 10.06 to the Registrant's S-1
                             Registration Statement.*

99.2                         Registrant's 1996 Nonemployee Director Stock
                             Option Plan - Filed as Exhibit 10.07 to the
                             Registrant's S-1 Registration Statement*.

99.3                         Registrant's 1996 Equity Incentive Plan - Filed as
                             Exhibit 10.08 to the Registrant's S-1 Registration
                             Statement.*

* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the 1933 Act, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.